EXHIBIT 24.01


          WHEREAS, Northern States Power Company, a Minnesota corporation (the "Company"), is about to file with the Securities and Exchange Commission, under the provisions of the Securities Act of 1933, as amended, Post-Effective Amendments to its registration statements for its Dividend Reinvestment and Stock Purchase Plan, Employee Stock Ownership Plan and Executive Long-Term Incentive Award Stock Plan in connection with the registration of additional shares as a result of a common stock split.

          WHEREAS, each of the undersigned holds the office or offices in the Company herein below set opposite his/her name, respectively.

          NOW, THEREFORE, each of the undersigned hereby constitutes and appoints GARY R. JOHNSON, EDWARD J. MCINTYRE and JOHN P. MOORE, JR., and each of them individually, his/her attorney, with full power to act for him/her and in his/her name, place and stead, to sign his/her name in the capacity or capacities set forth below to (i) Post-Effective Amendment Number One to the registration statement relating to the issuance of up to an additional 1,248,438 shares pursuant to the Dividend Reinvestment and Stock Purchase Plan; (ii) a Post-Effective Amendment to the registration statement on Form S-8 relating to the issuance of up to an additional 278,468 shares pursuant to the Employee Stock Ownership Plan; and (iii) Post-Effective Amendment Number Three to the registration statement on Form S-8 relating to the issuance of up to an additional 150,318 shares pursuant to the Executive Long-Term Incentive Award Stock Plan, each such post-effective amendment to register additional shares as a result of the common stock split, and to any and all amendments (including post-effective amendments) to such Post-Effective Amendments, and hereby ratifies and confirms all that said attorney may or shall lawfully do or cause to be done by virtue hereof.

          IN WITNESS WHEREOF, the undersigned have hereunto set their hands this 22nd day of April, 1998.


     _/s/ James J. Howard               /s/ Richard M. Kovacevich
     James J. Howard, Principal         Richard M. Kovacevich, Director
     Executive Officer & Director



     /s/ H. Lyman Bretting              /s/ Douglas W. Leatherdale
     H. Lyman Bretting, Director        Douglas W. Leatherdale, Director


     /s/ David A. Christensen           /s/ Margaret R. Preska
     David A. Christensen, Director     Margaret R. Preska, Director


     /s/ W. John Driscoll               /s/ A. Patricia Sampson
     W. John Driscoll, Director         A. Patricia Sampson, Director


     /s/ Giannantonio Ferrari           /s/ Roger D. Sandeen
     Giannantonio Ferrari, Director     Roger D. Sandeen, Principal
                                        Accounting Officer


     /s/ Dale L. Haakenstad             /s/ Edward J. McIntyre
     Dale L. Haakenstad, Director       Edward J. McIntyre, Principal
                                        Financial Officer


STATE OF MINNESOTA )
                     ) ss.
COUNTY OF HENNEPIN)

          On this 22nd day of April, 1998, before me, Kathleen L. Hanlin, a Notary Public in and for said County and State, personally appeared each of the above-named directors and officers of Northern States Power Company, a Minnesota corporation, and known to me to be the persons whose names are subscribed to the foregoing instrument, and each person acknowledged to me that he or she executed the same as his or her own free act and deed.

          IN WITNESS WHEREOF, I have hereunto set my hand and affixed be official seal on the date above set forth.

[Notary Seal]

/s/ Kathleen L. Hanlin
Notary Public